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                                                    EXHIBIT 10(h)





                          ONEIDA LTD.

                        RESTORATION PLAN


                  (Effective January 1, 2000)

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                        TABLE OF CONTENTS
                                                             Page

1.   Purpose                                                    1

2.   Definitions and Construction                               1
     (a)   Definitions                                          1
     (b)   Construction                                         7

3.   Eligibility                                                8
     (a)   Initial Participants                                 8
     (b)   Other Participants                                   8
     (c)   Reemployment                                         8
     (d)   Plan Agreement                                       8

4.   Administration                                             8
     (a)   General Authority                                    8
     (b)   Plan Administrator                                   8
     (c)   Actions; Indemnification                             9

5.   Vesting of Benefits                                        9
     (a)   Vesting                                              9
     (b)   Forfeiture                                           9
     (c)   Forfeiture upon Certain Other Events                 9
     (d)   Definitions                                          10

6.   Normal Retirement Benefit                                  11
     (a)   Eligible Participants                                11
     (b)   Amount of Normal Retirement Benefit                  11
     (c)   Increase of Retirement Income Formula                11

7.   Early Retirement Benefit                                   12
     (a)   Eligible Participants                                12
     (b)   Amount of Early Retirement Benefit                   12

8.   Disability Benefit                                         12
     (a)   Eligible Participants                                12
     (b)   Amount of Disability Retirement Benefit              12
     (c)   Vesting Service During Disability                    12
     (d)   Death During Disability                              13
     (e)   Normal Retirement Date.                              13

9.   Government Restoration Benefit                             13

10.  Other Retirement Income     13
     (a) From Retirement Plan, ESOP, Terminated Pension Plan, Government Restoration Benefit and Company Long-Term
           Disability Plan                                      13
     (b)   From Social Security                                 14

11.  Death Benefit to Surviving Beneficiary                     15
     (a)   Eligibility for Benefit                              15
     (b)   Amount of Benefit Where Beneficiary Is a Surviving
           Spouse                                               15
     (c)   Amount of Benefit Where Beneficiary Is Not a Spouse  16
     (d)   Duration of Benefit                                  16

12.  Forms of Payment                                           17
     (a)   Married Participant                                  17
     (b)   Single Participant                                   17
     (c)   Election of Alternate Payment Form                   17

13.  Change of Control                                          17
     (a)   Changes to the Vesting Schedule                      17
     (b)   Elimination of Early Retirement Factors              17
     (c)   Effect on Section 5(c)                               17
     (d)   Single Sum Payment                                   18
     (e)   Required Trust Contribution                          18

14.  Actuarial Equivalent                                       18

15.  Amendment and Termination                                  18

16.  Claims Procedure                                           18
     (a)   Initial Claim                                        18
     (b)   Appeal to the Compensation Committee                 19
     (c)   Finality                                             19

17.  Miscellaneous                                              19
     (a)   No Right to Continued Employment                     19
     (b)   Spendthrift Provision                                20
     (c)   Payment of Expenses                                  20
     (d)   Payment of Taxes                                     20
     (e)   Unfunded                                             21
     (f)   Unsecured Promise to Pay                             21
     (g)   Successors                                           21
     (h)   Tax Withholding                                      21
     (i)   Headings and Captions                                21
     (j)   Governing Law                                        21

<PAGE

                           Oneida Ltd.
                        Restoration Plan

          1.   Purpose.

          The Plan is maintained by the Company for the purpose of providing Participants with a means of supplementing the retirement benefits provided to them under the other retirement plans and programs sponsored or recognized by the Company. The Plan is intended to be a plan which is unfunded within the meaning of ERISA and the Code and maintained by the Company primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA.

          2.   Definitions and Construction.

          (a)   Definitions(a)  Definitions(a)  Definitions.   As
used in the Plan, the following capitalized words shall have the meanings set forth below:

          "Actuarial  Equivalent" has the meaning  set  forth  in
     Section 14.

          "Actuary" means the actuary for the Retirement Plan, as selected by the Plan Administrator from time to time.

          "Beneficiary" means the individual designated by a Participant to receive survivor benefits under the Plan. A Beneficiary designation shall be in writing on a form approved by the Plan Administrator for this purpose. No Beneficiary designation shall be effective unless it is signed by the Participant and received by the Plan Administrator prior to the date of the Participant's death. If a Participant is married at the time of death, the Participant's Beneficiary shall be the Participant's surviving Spouse, unless such Spouse has previously consented in writing, on such form and in accordance with such procedures as the Plan Administrator shall specify for this purpose, to the designation of an individual other than such Spouse as the Participant's Beneficiary for purposes of the Plan.

          "Board" means the Board of Directors of the Company.

          "Cause" shall mean (a) on or after a Change of Control, "cause" as defined in an Employee Security Agreement applicable to the Participant or (b) prior to the occurrence of a Change of Control or, in the case of a Participant who does not have an Employee Security Agreement that defines "cause" or for whom the term of the Employee Security Agreement has expired, (i) a Participant's willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Companies, (ii) a Participant's willful and continued failure substantially to perform his duties with the Companies (other than any such failure resulting from the Participant's incapacity due to a Disability) or (iii) a violation of the provisions of
     Section 5(c).

          "CEO" shall mean the Chief Executive Officer of the Company.

          "Change of Control" shall mean a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, anything in this Agreement to the contrary notwithstanding, a Change of Control shall be deemed to have occurred if:

               (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

               (b) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

               (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Business Combination"), in each case with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own directly or indirectly more than 50% of the combined voting power of the Company or other corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Company;

               (d) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

               (e) there occurs a transaction that constitutes a change in the (i) ownership of the Company, (ii) effective control of the Company or (iii) effective ownership of a substantial portion of the assets of the Company, as determined pursuant to Code Section 280G and the regulations promulgated thereunder.

          "Code"  means  the Internal Revenue Code  of  1986,  as
     amended,   and   the  applicable  rulings  and   regulations
     thereunder.

          "Companies"   means  the  Company  and  each   of   its
     Subsidiaries.

          "Company" means Oneida Ltd., a New York corporation, and any successor to all or substantially all of the business or assets thereof.

          "Compensation   Committee"   means   the   Compensation
     Committee of the Board, as constituted from time to time.

          "Continuous Employment" means the period beginning on a Participant's employment commencement date with the
     Companies  and  ending  on  his  severance  date  from   the
     Companies, as determined by the Plan Administrator in accordance with rules and procedures promulgated by the Compensation Committee.

          "Deferred  Compensation Plan"  means  the  Oneida  Ltd.
     Deferred Compensation Plan for Key Employees, as amended from time to time by the Company.

          "Disability" means any physical or mental injury or disorder of a Participant which precludes the continued active employment of a Participant and which is evidenced by the Participant's eligibility to receive disability benefits under the Company Long-Term Disability Plan (or a determination by the Plan Administrator that such Participant would be eligible to receive disability benefits if then participating in such plan).

          "Early Retirement Date" means the first day of the month following a Participant's termination of Continuous Employment prior to his Normal Retirement Date that is coincident with or next following the date he (i) has attained age fifty-five while in Continuous Employment and
     (ii) has completed at least five Years of Vesting Service.

          "Effective Date" means January 1, 2000.

          "Employee Security Agreement" means any written contract between a Participant and the Company that becomes effective upon the occurrence of a Change of Control and which provides specified severance and other protections to the Participant following the Change of Control.

          "ERISA"  means the Employee Retirement Income  Security
     Act of 1974, as amended, and the applicable rulings and regulations thereunder.

          "ESOP"  means the Oneida Ltd. Employee Stock  Ownership
     Plan, as amended and restated form time to time.

          "Exchange  Act"  means the Securities Exchange  Act  of
     1934, as amended, and the applicable rulings and regulations thereunder.

          "FICA and HI Taxes" means the employee portion of Social Security tax under the Federal Insurance Contribution
     Act and Medicare tax.

          "Good Reason" shall mean (a) on or after a Change of Control, "good reason" as defined in an Employee Security Agreement applicable to the Participant or (b) prior to the occurrence of a Change of Control or, in the case of a Participant who does not have an Employee Security Agreement that defines "good reason" or for whom the term of the Employee Security Agreement has expired,

          (i) a meaningful and detrimental alteration in the Participant's position, titles, or nature or status of responsibilities (including reporting responsibilities) from those in effect immediately prior to the Change of Control;

          (ii) a reduction by the Company in the Participant's annual base salary as in effect immediately prior to the Change of Control or as the same may be increased from time to time thereafter; a failure by the Company to increase the Participant's base salary at a rate commensurate with that of other key employees of the Company; a failure by the Company to increase the Participant's base salary on an annual basis to reflect the percentage increase in the cost of living (as determined in accordance with such statistics or indices as the Board shall reasonably consider appropriate for such purposes); or a reduction in the Participant's target annual bonus (expressed as a percentage of base salary) below the target in effect for the Participant immediately prior to the Change of Control;

          (iii) the relocation of the office of the Company where the Participant is employed at the time of the Change of Control (the "CIC Location") to a location which in the Participant's good faith assessment is an area not generally considered conducive to maintaining the executive offices of a company such as the Company because of hazardous or undesirable conditions, including, without limitation, a high crime rate or inadequate facilities, or to a location which is more than 25 miles away from the CIC Location or the Company's requiring the Participant to be based more than 25 miles away from the CIC Location (except for required travel on the Company's business to an extent substantially consistent with your customary business travel obligations in the ordinary course of business immediately prior to the Change of Control);

          (iv) the failure by the Company to continue to provide the Participant with benefits at least as favorable in the aggregate to those enjoyed by such Participant under the
     Company's Retirement Plan, ESOP, savings, life insurance, medical, health and accident, disability, and fringe benefit plans and arrangements in which the Participant was participating immediately prior to the Change of Control; or the failure by the Company to provide the Participant with the number of paid vacation days to which such Participant is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change of Control;

          (v) the failure of the Company to obtain an agreement from any successor to assume and agree to perform the Company's obligations under this Plan, as contemplated in
     Section 17(g) hereof; or

          (vi) a material breach by the Company of the provisions of this Plan.

          "Government Restoration Benefit" means the monthly benefit of a Participant determined in accordance with
     Section 9.

          "Hour of Service" shall have the same meaning as set forth in Article 2 of the Retirement Plan.

          "Initial  Participants" means the individuals named  in
     Section 3(a).

          "Normal Retirement Date" means the first day of the month following a Participant's termination of Continuous Employment that is coincident with or next following the date he (i) has attained age sixty-two while in Continuous Employment and (ii) has completed at least five Years of Vesting Service.

          "Other Participants" means such other key employees and individuals who are designated by the CEO and are approved by the Compensation Committee to participate in the Plan in accordance with Section 3(b).

          "Other Retirement Income" has the meaning set forth  in
     Section 10 with regard to each of the following: (i) a Participant's Government Restoration Benefit, (ii) fifty percent of a Participant's Social Security benefit as calculated in the manner set forth in Section 10(a), (iii) the benefits payable in respect of a Participant pursuant to the Retirement Plan, the ESOP, the Company Long-Term Disability Plan and the Terminated Pension Plan and (iv) the benefits payable to the Participant under any other retirement plan or arrangement of a prior employer that is designated by the Compensation Committee as a source of Other Retirement Income.

          "Participants" means the Initial Participants and the Other Participants.

          "Plan" means this Oneida Ltd. Restoration Plan, as may be amended from time to time.

          "Plan Administrator" means the person serving from time
     to  time  as  the Vice President of Human Resources  of  the
     Company  or  such  other  person  designated  as  the   Plan
     Administrator by the Compensation Committee.

          "Plan Agreement" means a written agreement between a Participant and the Company providing for a Participant's participation in the Plan.

          "Plan   Benefit"  means  the  monthly  benefit   of   a
     Participant determined in accordance with Section 6, Section
     7 or Section 8, or the monthly benefit payable to a Beneficiary under Section 11.

          "Plan Earnings" means for each calendar year (i) the base salary paid to a Participant for personal services actually rendered to the Companies for such year and the annual cash incentive bonus paid to the Participant pursuant to the Company's annual incentive bonus plan and (ii) the Participant's elective deferrals under any cafeteria plan maintained by the Companies under Section 125 of the Code, the Deferred Compensation Plan, the Oneida Ltd. 401(k) Savings Plan or any similar pension, welfare, deferred compensation plan or other plan designated by the Plan Administrator.

          "Plan Year" means the calendar year.

          "Retirement"  means  a  Participant's  termination   of
     Continuous Employment under circumstances under which the Participant is eligible for an immediate Plan Benefit under
     Section 6 or 7.

          "Retirement  Plan"  means  the  Retirement   Plan   for
     Employees of Oneida Ltd., as amended from time to time.

          "Social  Security Act" or "Social Security"  means  the
     Social Security Act of 1935, as amended, and the applicable rulings and regulations thereunder.

          "Spouse" means the spouse of a Participant who is legally married to the Participant under the laws of the jurisdiction in which the marriage was contracted prior to the Participant's death or his Retirement.

          "Subsidiary" means any corporation of which the Company directly or indirectly controls 50% or more of the total combined voting power entitled to vote in the election of directors.

          "Terminated  Pension Plan" means the  Pension  Plan  of
     Oneida Ltd. (USA).

          "Trust" means the grantor trust established by written agreement between the Company and the Trustee for the purpose of accumulating funds to assist the Company in meeting its obligations under the Plan, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code. The establishment of the Trust is not intended in any way to affect the status of the Plan as "unfunded" for purposes of ERISA and the Code.

          "Trust Agreement" means the written agreement between the Company and the Trustee, as amended from time to time.

          "Trust Fund" means the assets of the Trust.

          "Trustee" means any bank or trust company (i) that is not affiliated with any of the Companies and that has, at the time of appointment, trust assets under management of at least $10 billion and (ii) with which the Company has entered into the Trust Agreement pursuant to which such institution has agreed to administer the Trust and to hold and distribute the assets of the Trust Fund.

          "Year of Vesting Service" means each calendar year in which a Participant completes 1,000 Hours of Service beginning with the calendar year in which such Participant's employment commencement date with the Companies occurs and ending with the calendar year in which his termination of employment with the Companies occurs. In addition, if a Participant does not complete at least 1,000 Hours of Service during the calendar year in which his employment commencement date with the Companies occurs, but does complete at least 1,000 Hours of Service during the twelve-consecutive month period beginning on his employment commencement date, then such Participant shall be credited with a Year of Vesting Service for such twelve-consecutive month period. For purposes of calculating the amount of a Participant's Years of Vesting Service, to the extent provided by the Compensation Committee, employment with a prior employer or corporation or other entity acquired by any of the Companies may be taken into account.

          (b) Construction. When used herein, unless the context clearly requires otherwise, the masculine pronoun shall be deemed to include the feminine, and a singular noun or pronoun shall be deemed to include the plural form.

          3.   Eligibility.

          (a) Initial Participants. The following individuals shall be the Initial Participants in the Plan: Allan Conseur, Harold DeBarr,Thomas Fetzner,
J. Peter Fobare, Robert Houle, Peter Kallet, Robert Lupica, Matthew Smith, Catherine Suttmeier and Edward Thoma. The Initial Participants shall commence participation in the Plan as of the Effective Date.

          (b) Other Participants. Other key employees and senior executives of any of the Companies shall become Participants in the Plan if designated by the CEO and approved by the Compensation Committee. Such Other Participants shall participate in the Plan as of the date specified by the CEO and approved by the Compensation Committee.

          (c) Reemployment. If a Participant terminates Continuous Employment without a vested right to receive a benefit under this Plan and subsequently resumes Continuous Employment, he shall not again become a Participant under the Plan, unless designated by the CEO and approved by the Compensation Committee on or after the date of such reemployment. Any such designated Participant shall resume participation in the Plan as of the date and pursuant to the terms specified by the CEO and approved by the Compensation Committee.

          (d) Plan Agreement. In order to be eligible to receive a Plan Benefit, each Participant shall execute a Plan Agreement with the Company. The Plan Agreement shall contain such terms and provisions as required by the Compensation Committee and the Plan Administrator.

          4.   Administration.

          (a) General Authority. The general supervision of the Plan shall be the responsibility of the Compensation Committee, which, in addition to such other powers as it may have as provided herein, shall have the power: (i) to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan; (ii) to interpret and construe the Plan and the rules and regulations of the Compensation Committee, to resolve ambiguities, inconsistencies or omissions in the text of the Plan and to take such other action as may be necessary or advisable for the orderly administration of the Plan; (iii) to make any and all factual determinations in connection with the administration and implementation of the Plan; (iv) to delegate to any person the authority to carry out such administrative duties, powers and authority relative to the administration of the Plan as the Compensation Committee may determine; and (v) to review actions taken by the Plan Administrator or any other person to whom authority is delegated under the Plan.

          (b) Plan Administrator. The Plan Administrator shall be responsible for the day-to-day operation of the Plan, having the power (except to the extent such power is reserved to the Compensation Committee) to take all action and to make all decisions necessary or proper in order to carry out his duties and responsibilities under the provisions of the Plan. If the Plan Administrator is a Participant, the Plan Administrator shall not resolve, or participate in the resolution of, any question which relates directly or indirectly to him and which, if applied to him, would significantly vary his eligibility for, or the amount of, any benefit to him under the Plan. The Plan Administrator shall report to the Compensation Committee at such times as the Compensation Committee shall request concerning the operation of the Plan.

          (c) Actions; Indemnification. The members of the Compensation Committee, the Plan Administrator and any officer or employee of the Company to whom responsibilities are delegated by the Compensation Committee or the Plan Administrator shall not be liable for any actions or failure to act hereunder. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Compensation Committee (and each member thereof), the Plan Administrator and any officer or employee of any of the Companies to whom responsibilities are delegated by the Compensation Committee or the Plan Administrator from and against any liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) incurred by or asserted against it or him by reason of its or his duties performed in connection with the operation or administration of the Plan.

          5.   Vesting of Benefits.

          (a) Vesting. Subject to Section 13(a), the Plan Benefit of each Participant shall be fully vested and nonforfeitable following the Participant's completion of five Years of Vesting Service and the occurrence of any of the following events: (i) death while in Continuous Employment;
(ii)    Disability   while   in   Continuous    Employment;    or
(iii) attainment of age fifty-five while in Continuous Employment. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of any Participant's Plan Benefit, if it determines such actions are in the best interests of the Company.

          (b) Forfeiture. Unless otherwise determined by the Compensation Committee, any Participant who (i) terminates Continuous Employment prior to vesting in his Plan Benefit or
(ii) is terminated by the Company for Cause at any time, shall forfeit all rights to payments and benefits under the Plan.

          (c) Forfeiture upon Certain Other. In order to protect the Company's interest in non-public, confidential and proprietary information and products and other commercial interests, unless the Compensation Committee determines otherwise, the Participant shall forfeit any Plan Benefit, whether or not vested, if, while in Continuous Employment, or, following the severance of the Participant's Continuous Employment for any reason, any of the following events shall occur:

          (i) the Participant, while employed by the Companies or within two years following the termination of his Continuous Employment, directly or indirectly, whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent or otherwise, alone or in association with any other person, firm, corporation or other business organization, carries on a Competing Business (as defined in Section 5(d)) in any geographic area in which any of the Companies has engaged, or will engage during such period (including, without limitation, any area in which any customer of any of the Companies may be located), without the prior written consent of the Company;

          (ii) the Participant discloses Proprietary Information (as defined in Section 5(d)) to any unauthorized person outside the Companies or uses Proprietary Information other than in connection with the business of the Companies where such disclosure or use may be adverse to the interests of the Companies;

          (iii) the Participant, while employed by the Companies or within one year following the termination of his Continuous Employment, directly or indirectly hires or attempts to hire any person who is, or during the six month period preceding termination of the Participant's Continuous Employment was, employed by the Companies; or

          (iv) the Participant, while employed by the Companies, or within one year following the termination of his Continuous Employment, solicits any business of any person or entity who is or was a customer or client of the Companies.

          (d)  Definitions

          (i) "Proprietary Information" means any information that may have intrinsic value to any of the Companies, any clients or other parties with which any of the Companies has a relationship, or that may provide any of the Companies with a competitive advantage, including, without limitation, any trade secrets, formulas, flow charts, computer programs, access codes or other systems information, algorithms, business, product, or marketing plans; sales and other forecasts, financial information, client lists, and information relating to compensation and benefits; provided, however, that such Proprietary Information does not include any information which is available to the general public or is generally available within the relevant business or industry other than as a result of the Participant's actions. Proprietary Information may be in any medium or form, including, without limitation, physical documents, computer files or discs, videotapes, audiotapes, and oral communications.

          (ii) "Competing Business" means to engage in the manufacture of table top products or kitchen cutlery products or any other business engaged in by the Companies after the Effective Date; provided, however, that nothing herein shall limit the right of the Participant to own not more than one percent of any of the debt or equity securities of any business organization that is then filing reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

          6.   Normal Retirement Benefit.

          (a) Eligible Participants. A Participant who has a vested Plan Benefit shall be entitled to retire under the Plan on his Normal Retirement Date and receive a monthly benefit in the form of a life annuity in accordance with Section 12 commencing on his Normal Retirement Date.

          (b) Amount of Normal Retirement Benefit. The monthly amount payable under this Section 6 shall be equal to one-twelfth of the annual amount determined in accordance with the formula [G + ((P x C) - R)] x E, except that the result of ((P x C) - R) shall not be less than zero, where:

          G    equals  the  Participant's Government  Restoration
               Benefit, as determined in accordance with  Section
               9;

          P equals (i) .5 for Mr. Kallet: (ii) .4 for each other Initial Participant; and (iii) .3 for each Other Participant or such other percentage as specified by the Compensation Committee at the time of such Other Participant's initial Plan participation. The Compensation Committee may, from time to time, increase (but not decrease) the percentage applicable to any Participant; provided, however, that such increase shall be made prior to the date of such Participant's Retirement;

          C equals the Participant's average Plan Earnings for the three consecutive Plan Years during the ten consecutive Plan Years immediately preceding the termination of his Continuous Employment that produce the highest average; provided, however, that if the Participant's Plan Earnings for the Plan Year that includes the date of his termination of Continuous Employment would result in such Participant having the highest average Plan Earnings, then such Plan Year shall be included in the determination;

          R equals the Participant's Other Retirement Income, as determined in accordance with Section 10; and

          E    equals 1.0.

          (c) Increase of Retirement Income Formula. The Compensation Committee shall, in its sole discretion, have the authority to increase the retirement income formula in Section 6(b); provided, however, that such increase shall be made prior to the date of such Participant's Retirement;. Any such increase may be limited to one Participant or to one group of Participants and shall not create any obligation on the Compensation Committee with respect to any Other Participants in the Plan, whether or not such Participants are similarly situated to those Participants benefitting from the increase.

          7.   Early Retirement Benefit.

          (a) Eligible Participants. A Participant who terminates Continuous Employment with a vested Plan Benefit on or after attaining age fifty-five, but prior to attaining age sixty-two, shall begin receiving an early retirement benefit hereunder in the form of a single-life annuity commencing on the first day of the month following his termination of Continuous Employment.

          (b) Amount of Early Retirement Benefit. The monthly amount of a Participant's early retirement benefit payable under this Section 7 shall be equal to one-twelfth of the amount determined in accordance with the formula [G + ((P x C) - R)] x E, where G, P and C are as defined in Section 6, where R is as determined in Section 10, and where:

          E equals the applicable early retirement factor specified in Appendix A.

          8.   Disability Benefit.

          (a) Eligible Participants. If a Participant who has completed at least five Years of Vesting Service terminates active employment prior to his Normal Retirement Date by reason of a Disability, such Participant shall be eligible to receive a monthly Disability retirement benefit under the Plan in the amount specified under Section 8(b), beginning on the first day of the month following the month in which the Participant incurs a Disability and ending as of the first day of the month in which occurs the earliest of (i) the Participant's Death, (ii) the end of the Participant's Disability, (iii) the Participant's return to active employment with the Companies or any other employer,
(iv) the Participant's Retirement or (v) the Participant's Normal
Retirement Date.

          (b) Amount of Disability Retirement. The monthly amount of a Participant's Disability retirement benefit payable under this Section 8 shall be equal to one-twelfth of the amount determined in accordance with the formula (P x C) - R, where P and C are as defined in Section 6, and where R is as determined in Section 10.

          (c) Vesting Service During Disability. A Participant's Years of Vesting Service shall include each month for which the Participant received a Disability benefit under this Section 8 plus all Years of Vesting Service otherwise credited under the Plan (other than by operation of this Section 8).

          (d) Death During Disability. If a Participant (i) terminates active employment with the Company by reason of Disability, (ii) dies prior to recovering from such Disability and (iii) is survived by a Beneficiary, then such surviving Beneficiary shall be entitled to a death benefit in accordance with the terms of Section 11.

          (e) Normal Retirement Date. A Participant whose Disability retirement benefit terminates as a result of the Participant attaining his Normal Retirement Date shall be eligible to receive a Plan Benefit under Section 6; provided, however, that "R" in the retirement income formula shall not include any amount payable to him under the Company Long-Term Disability Plan after the Participant's Normal Retirement Date.

          9.   Government Restoration Benefit.

          For purposes of determining the Plan Benefit payable under Section 6, Section 7 and Section 11, "G" in the retirement income formula in each such section shall be calculated in accordance with Section 5.1 of the Retirement Plan in an amount equal to A minus B (provided that the difference is greater than zero) where:

          A equals the benefit that would be payable to the Participant pursuant to Section 5.1 of the Retirement Plan if the limitations imposed by
               Section 415 and Section 401(a)(17) of the Code are not imposed; and

          B    equals the benefit that is actually payable to the
               Participant  pursuant  to  Section  5.1   of   the
               Retirement Plan.

The Government Restoration Benefit will be payable at the time and in accordance with the terms and conditions of Section 6,
Section 7 and Section 11, as applicable.

          10.  Other Retirement Income.

          (a) From Retirement Plan, ESOP, Terminated Pension Plan, Government Restoration Benefit and Company Long-Term Disability Plan. For purposes of determining the Plan Benefit payable under Section 6, Section 7, Section 8 and Section 11, "R" in the retirement income formula in each such section shall include the aggregate annual amount of the Other Retirement Income a Participant would be entitled to receive as a single-life annuity from the Retirement Plan, the ESOP, the Terminated Pension Plan, Government Restoration Benefit, the Company Long-Term Disability Plan and, if designated by the Compensation Committee, the benefits payable to the Participant under any other retirement plan or arrangement of a prior employer as follows:

          1. Calculations for Early Retirement, Normal Retirement and Death. For purposes of determining the retirement benefits payable under Section 6,
               Section 7 or Section 11, Other Retirement Income shall be equal to the amount of the retirement income a Participant is entitled to receive at Normal Retirement Age under the Retirement Plan, the ESOP, the Terminated Pension Plan and such other retirement plan or arrangement of a prior employer as designated by the Compensation Committee (calculated, in each case, as if any prior distributions under such plans had not occurred), in each case payable in the form of a single life annuity; provided, however, that if a Participant is entitled to receive at the time of his termination of Continuous Employment a supplemental retirement payment under Section 3 of the Employee Security Agreement applicable to the Participant, then "R" for purposes of the Retirement Plan shall be determined as if the retirement benefit payable under Section 3 of the Employee Security Agreement were calculated and payable at Normal Retirement Age under the Retirement Plan. For purposes of Section 6,
               Section 7 and Section 11, R shall also include the Government Restoration Benefit in the form of a single life annuity commencing at Normal Retirement Date.

          2. Calculations for Disability Retirement. For purposes of determining the Disability benefit paid under Section 8, Other Retirement Income shall equal the actual amounts paid to the Participant from time to time during the period of Disability under the Retirement Plan, the Terminated Pension Plan, the Company's Long-Term Disability Plan and such other retirement plan or arrangement of a prior employer as designated by the Compensation Committee, but shall not include amounts paid under the ESOP. In addition, the Government Restoration Benefit shall not be included in R for purposes of calculating the benefit payable under Section 8.

With respect to the ESOP, the Actuary shall compute the single-life annuity which is the Actuarial Equivalent of the ESOP's normal form of benefit. If amounts determined under this Section 10(a) arise out of more than one plan, the provisions of this
Section 10(a) shall be applied separately with respect to each such plan.

          (b) From Social Security. For purposes of determining the Plan Benefit under Section 6, Section 7 and Section 11, "R" in the retirement income formula in each such section shall also include fifty percent of the annual amount of the Primary Insurance Benefit applicable to a Participant (excluding any benefit payable on behalf of a spouse or other dependent) under the Social Security Act as of the Participant's normal retirement age under the Social Security Act. The Other Retirement Income determined under this Section 10(b) shall be included in "R" in the applicable retirement formula as of the Retirement Date and shall not be redetermined subsequent to such date. For purposes of determining the Disability benefit paid under Section 8, "R" in the retirement income formula shall also include the annual amount of disability benefit applicable to a Participant under the Social Security Act as a result of such Participant's Disability.

          1. Use of Participant's Benefit at Social Security Normal Retirement Age. If a Participant has not delayed his retirement under Social Security beyond his Social Security normal retirement age, the Other Retirement Income shall be calculated at the time such Participant's Plan Benefit is payable and shall include the amount to be paid to the Participant at such Participant's Social Security normal retirement age, provided such Participant provides the Company with a written statement documenting the amount to be paid at his Social Security normal retirement age.

          2. Social Security Benefit Calculated by the Actuary. If a Participant's Social Security benefit is not determined in accordance with paragraph 1, the Actuary shall estimate the amount and specify the commencement date of the Other Retirement Income as of the time such Participant's Plan Benefit is payable on the basis of (A) such Participant's actual earnings history immediately prior to the commencement of his Plan Benefit or (B) if (i) the Participant provides the Company with a written acknowledgment that he will not supply the Company with his actual earnings history or (ii) such Participant does not provide such earnings history to the Company within 90 days following his termination of Continuous Employment, reasonable actuarial assumptions as applied to such Participant's earnings history with the Company. The Actuary shall assume that the Participant commences his Social Security benefit at the earlier of such Participant's Social Security normal retirement age or the commencement of any Social Security disability benefit to such Participant. The determination of the Actuary with respect thereto shall be final and binding on all interested persons absent manifest error.

          11.  Death Benefit to Surviving Beneficiary.

          (a) Eligibility for Benefit. If (i) a Participant dies while in Continuous Employment and prior to Retirement with a vested Plan Benefit and (ii) at the time of such Participant's death, the Participant is survived by a Beneficiary, then such Participant's surviving Beneficiary shall be entitled to benefit determined in accordance with this Section 11.

          (b) Amount of Benefit Where Beneficiary Is a Surviving Spouse. (i) If the Participant has ten or fewer Years of Vesting Service at the date of his death while in Continuous Employment, then the monthly amount of a Plan Benefit payable under this
Section 11 to a Beneficiary of such Participant who is a surviving Spouse shall be equal to fifty percent of one-twelfth of the amount of the Plan Benefit which would have been payable to the Participant as if he had retired on the first day of the month following the month in which his death occurred with an annuity for the life of such Participant in accordance with the formula [G + ((P x C) - R)] x E, where G, P, and C are as defined in Section 6 and where:

          E is calculated in accordance with Appendix A, based on the age of the Participant at death; and

          R equals the amount determined in accordance with the provisions of Section 10.

          (ii) If the Participant has more than ten Years of Vesting Service at the time of his death while in Continuous Employment, then the Plan Benefit payable to a Beneficiary of such Participant who is a surviving Spouse shall be calculated in accordance with Section 11(b)(i), except that "sixty percent" shall be substituted for "fifty percent" in the first sentence thereof.

          (c) Amount of Benefit Where Beneficiary Is Not a Spouse. (i) If a Participant has ten or fewer Years of Vesting Services at the date of death while in Continuous Employment, then the monthly amount of the Plan Benefit payable to a Beneficiary of such Participant who is not a surviving Spouse shall be an annuity for the life of such Beneficiary equal the Actuarial Equivalent of fifty percent of one-twelfth of the Plan Benefit that would have been payable to the Participant under the Plan if the Participant had retired under Section 7 of the Plan as of the first day of the month following the month in which the Participant's date of death occurred (assuming, for this Section 11(c) only, that the requirement under Section 7 that the Participant have attained age fifty-five did not apply).

          (ii) If the Participant has more than ten Years of Vesting Service at the time of death while in Continuous Employment, then the Plan benefit payable to a Beneficiary of such Participant who is not a spouse shall be calculated in accordance with Section 11(c)(i), except that "sixty percent" should be substituted for "fifty percent" therein.

          (d) Duration of. The payment of the Beneficiary's benefit shall commence on the first day of the month immediately following the death of the Participant, with the last payment being made on the first day of the month coinciding with or preceding the death of the Beneficiary; provided, however, that the Compensation Committee, may, in its sole discretion, pay the Actuarial Equivalent of such Beneficiary's death benefit in a single sum payment.

          12.  Forms of Payment.

          (a) Married Participant. The Plan Benefit of a Participant (i) who is married to a Spouse at the time of Retirement and (ii) who has not made the election and received the consent of such Spouse as contemplated by Section 12(c) shall be paid as an annuity for the life of the Participant in the amount determined under Section 6 or 7, as the case may be, and, following the death of the Participant, in an annuity for the life of the Participant's surviving Spouse equal to fifty percent of the Plan Benefit paid to the Participant; provided, however, that if the Participant had more than ten Years of Vesting Service at the time of Retirement, "sixty percent" shall be substituted for "fifty percent" in this sentence.

          (b) Single Participant. The Plan Benefit of a Participant (i) who is not married to a Spouse at the time of Retirement and (ii) who has not made the election contemplated by
Section 12(c) shall be paid to the Participant in the form of a single life annuity calculated in accordance with Section 6 or 7, as the case may be.

          (c) Election of Alternate Payment Form. A Participant may, in lieu of the payment form contemplated by Section 12(a) or 12(b), as the case may be, elect to receive his Plan Benefit in the form of a single life annuity determined in accordance with
Section 6 or 7, as applicable, or in the form of a joint and survivor annuity payable over the combined lives of the Participant and a non-Spouse Beneficiary which is the Actuarial Equivalent of such life annuity. Any such election shall be made on such form and in accordance with such procedures as the Plan Administrator shall specify, and, in the case of the designation of a Beneficiary who is not the surviving Spouse of the Participant at the time of Retirement, such designation shall not be effective without the written and signed consent of such surviving Spouse.

          13. Change of Control. Anything in the Plan to the contrary notwithstanding, the provisions of this Section 13 shall apply in the event of a Change of Control to each Participant who is employed by the Company immediately prior to the Change of Control.

          (a) Changes to the Vesting. As of the date of a Change of Control, each Participant shall be immediately vested in his Plan Benefit.

          (b) Elimination of Early Retirement Factors. If a Participant has at least five Years of Vesting Service as of the date of the Change of Control, the following shall apply:
(i)  "E"  in the formula in Section 7 shall equal "one" (1);  and
(ii) the Participant shall be eligible to commence receiving his Plan Benefit under Section 7 regardless of his age as of the first day of any month following the date his Continuous
Employment terminates on or after the date of the Change of Control.

          (c)   Effect on Section 5(c). On and after a Change  of
Control, the provisions of Sections 5(c)(i) and 5(c)(iii) shall cease to apply.

          (d) Single Sum Payment. If, during the two-year period following a Change of Control, a Participant's employment with the Company is terminated other than for Cause or a Participant resigns his employment with the Company for Good Reason, the Actuarial Equivalent of a Participant's Plan Benefit shall be paid to the Participant in a single sum cash payment within five days following the date of such termination of employment.

          (e) Required Trust Contribution. On the date of a Change of Control, the Company shall contribute to the Trust a lump sum cash amount that shall be sufficient to cause the fair market value of the assets of the Trust Fund on the date of the
Change of Control to equal 110% of the amount that would be the Plan's projected benefit obligation ("PBO") calculated as of such date. For purposes of the previous sentence, the PBO of the Plan shall be determined by the Actuary in accordance with the directives of Statement of Financial Accounting Standards No. 87, and after giving full effect to the provisions of this Section 13, except that the interest rate assumption used by the Actuary for purposes of calculating the PBO of the Plan shall be the lesser of (i) the interest rate utilized for purposes of calculating the PBO in the financial statements of the Company for the most recently completed fiscal year and (ii) 5%. The determination of the Actuary shall, absent manifest error, be final and binding on all interested persons. Thereafter, on each anniversary of the date of the Change of Control, the Company shall make an additional cash contribution to the Trust Fund in an amount that shall be sufficient to cause the fair market value of the assets of the Trust Fund as of such anniversary date to equal 110% of the PBO calculated as of such date, determined in accordance with the provisions of this Section 13(e).

          14. Actuarial Equivalent. For purposes of calculating optional forms of benefits under the Plan (including the lump-sum payment contemplated by Section 13(c) above), "Actuarial Equivalent" forms of benefit shall be determined in accordance with the factors, assumptions and methodologies applicable to such calculations under the Retirement Plan.

          15. Amendment and Termination. The Board or the Compensation Committee may, at any time and from time to time, amend, modify or terminate the Plan, in whole or in part, in any manner, whether prospectively or retroactively; provided, however, that no amendment may reduce the vested accrued benefits of any Participant without the Participant's written consent.

          16.  Claims Procedure.

          (a) Initial Claim. All claims for benefits under the Plan shall be submitted in writing to the Plan Administrator on the form prescribed for that purpose by the Plan Administrator. Written notice of the Plan Administrator's decision regarding the application for benefits shall be furnished to the claimant within ninety days after receipt of the claim; provided, however, that, if special circumstances require an extension of time for processing the claim, an additional ninety days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial ninety-day period indicating the special circumstances requiring an extension. Any written notice denying a claim shall set forth the reasons for the denial, including specific reference to pertinent provisions of the Plan on which the denial is based, a description of any additional information necessary to perfect the claim and information regarding review of the claim and its denial.

          (b) Appeal to the Compensation Committee. A claimant may review all pertinent documents and may request a review by the Compensation Committee of a decision denying the claim. Such a request shall be made in writing and filed with the Compensation Committee within sixty days after delivery to the claimant of written notice of the decision of the Plan Administrator. Such written request for review shall contain all additional information that the claimant wishes the Compensation Committee to consider. The Compensation Committee may hold a hearing or conduct an independent investigation, and the decision on review shall be made as soon as possible after the Compensation Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within sixty days after receipt by the Compensation Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional sixty days shall be allowed for review, and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for the decision.

          (c) Finality. For all purposes under the Plan, such decision by the Plan Administrator on claims (where no review is requested) and decision by the Compensation Committee on review (where review is requested) shall be final, conclusive and binding on all interested persons as to participation and benefits eligibility, the amount of benefits and any other matter of fact or interpretation relating to the Plan.

          17.  Miscellaneous.

          (a) No Right to Continued Employment. To the extent of any retirement benefits or other rights accrued hereunder, the Plan shall be deemed to constitute a contract between the Company and the Participant, and the Plan (to the extent of such accrued or other benefits) shall be part of the
consideration   or   inducement  for  the  employment   of   such
Participant  by  the  Company.   Notwithstanding  the  foregoing,
nothing contained in the Plan shall be deemed (i) to give any person the right to be retained in the employ of the Company or
(ii) to interfere with the right of the Company to discharge any person at any time without regard to the effect which such discharge shall have upon his rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights which any Participant may have against the Company by reason of any employment or other agreement with the Company.

          (b) Spendthrift Provision. To fully protect the benefits hereunder against claims of all kinds, direct or otherwise, none of the retirement benefits provided hereunder to any person shall be assignable or transferable voluntarily, nor shall they be subject to the claims of any creditor whatsoever, nor subject to attachment, garnishment or other legal process by any creditor or to the jurisdiction of any bankruptcy court or insolvency proceedings by operation of law or otherwise, and no person shall have any right to alienate, anticipate, pledge, commute, or encumber any of such benefits voluntarily or involuntarily; provided, however, that, as long as no Change of Control has occurred, such payments may be subject to set-off or counterclaim by, or on behalf of, the Company.

          (c) Payment of Expenses. All expenses incurred in connection with the operation and administration of the Plan or the investment of any assets of the Trust Fund, if any, including, but not limited to, the compensation of any Trustee, any Actuary, accountant, counsel, other experts or persons who shall be employed by the Compensation Committee or the Plan Administrator in connection with the operation or administration of the Plan, shall be paid by the Company, unless, if applicable, such expenses are paid from the Trust Fund in accordance with the provisions of the Trust Agreement.

          (d) Payment of Taxes. If any amounts held in the Trust Fund are found in a "determination," within the meaning of Section 1313(a) of the
Code,  to  have  been  includible  in  the  gross  income  of   a
Participant  or the Participant's Beneficiary prior to  the  date such  amounts  are  otherwise payable to the Participant  or  the
Participant's Beneficiary under the Plan, then the Company  will, as  soon  as  practicable, (i) pay such amounts to the applicable
Participant or Beneficiary or (ii) notify the Trustee to pay such amounts  to the Participant or the Participant's Beneficiary  for
the  assets  of the Trust.  The provisions of this Section  17(d)
shall  not apply to any FICA and HI Taxes owed by the Participant or  the Participant's Beneficiary.  Promptly after receipt by the
Participant or the Participant's Beneficiary of written notice of the  assertion  of any claim, or the commencement  of  any  suit, action,  proceeding, investigation or audit in respect  of  which the Participant or the Participant's Beneficiary could receive  a distribution  under  this Section 17(d), the Participant  or  the
Participant's  Beneficiary  shall  give  written  notice  to  the
Company  of  the assertion or commencement thereof.  The  Company shall  have  the  right (at its own expense) to  participate  in, assume  the  defense  of  and  control  any  such  suit,  action, proceeding,  investigation or audit.  If the Company assumes  the defense  of  such  an  action, (a) no  compromise  or  settlement thereof  may be effected by the Company without the Participant's or  the  Beneficiary's consent (which shall not  be  unreasonably withheld)  and  (b) no compromise or settlement  thereof  may  be effected  by  the  Participant or the  Participant's  Beneficiary
without  the  consent  of  the  Company  (which  shall   not   be
unreasonably  withheld).  If the Company  elects  to  assume  the defense  of  such  action, the Participant or  the  Participant's
Beneficiary  may employ his own counsel, at his own  expense,  to
participate  in  a  secondary role in such defense.   If  written
notice   is   given  to  the  Participant  or  the  Participant's
Beneficiary of the assertion of any claim, or the commencement of any  suit,  action, proceeding, investigation or audit,  and  the
Company  does  not,  within ten days after the  Participant's  or
Beneficiary's  written  notice  to  the  Company  together   with
reasonably   complete  details  of  the  claim,   suit,   action,
proceeding, investigation or audit, give written notice to the Participant or the Participant's Beneficiary of its election to assume the defense thereof, the Company shall be bound by any determination made in such claim, suit, action, proceeding, investigation or audit or any compromise or settlement thereof effected by the Participant or the Participant's Beneficiary.

          (e)   Unfunded.   It  is intended that the Plan shall be
unfunded for purposes of the Code and ERISA.

          (f) Unsecured Promise to Pay. The Plan shall constitute an unsecured promise by the Company to make benefit payments in the future pursuant to the terms hereof, and each Participant's interest in the Plan shall be solely that of an unsecured general creditor of the Company.

          (g) Successors. The Company shall require any successor to all or substantially all of its business or assets expressly to assume the Plan and all of the Company's obligations under the Plan.

          (h)    Tax  Withholding.   There  shall be deducted  and  withheld
from all benefit payments (and remitted to the appropriate taxing authority) any taxes required, in the reasonable judgment of the Plan Administrator, to be deducted and withheld for payment to any federal, state, local or other taxing authority.

          (i) Headings and Captions. The titles to the sections in the Plan are for convenience of reference only, and, in case of any conflict, the text of this instrument, rather than such titles or headings, shall control.

          (j)   Governing Law.   This Plan, the Trust Agreement and
all provisions thereof shall be construed and administered according to the laws of the State of New York without regard to the choice of law principles thereof.


                                   ONEIDA LTD.


                                   By:________________________
                                   Name:
                                   Title:

                           SCHEDULE A
               Early Retirement Reduction Factors

The early retirement reduction table is:

Age        Benefit % *
62           100
61            90
60            80
59            70
58            65
57            60
56            55
55            50
54            47.5
53            45
52            42.5
51            40
50            37.5
49            35
48            32.5
47            30
46            27.5
45            25
44            24
43            23
42            22
41            21
40            20
* Applicable benefit percentages shall be interpolated as necessary based on the Participant's age in years and completed and partial Years of Vesting Service.

NOTE: Early Retirement Reduction Factors for ages less than age 55 are for certain death provisions only.